Exhibit 10.1
[Translation of]
Investment and Cooperation Agreement

1.
In accordance with the Company Law of the People's Republic of China and other relevant laws and regulations, based on the principles of equality and mutual benefit and friendly negotiation, this Agreement has been made to establish Jilin Province Jiliang Beverage Investment Management Co., Ltd. (the “Company”).

2.
The Company is established by capital contributions made jointly by the shareholders, each liable to the Company to the extent of the amount of the shareholder's capital contribution. The Company is liable for its debts to the extent of all of its assets. The Company has an independent legal personality.

3.	The Company is a permanent limited company.

4.	Initiators

The initiators of the Company are as follows:

(1)	Jilin Food Group Assets Operation and Management Co., Ltd.
(2)	Jilin Province Federations of Industry and Commerce Beverage Chamber
(3)	Jilin Province Lanya Blueberry Food Co., Ltd.
(4)	Jilin Huamei Beverage Co., Ltd.

5.
Scope of Business: investment management, investment consultation (not including securities & futures investments), industrial investment, project planning, investment in real estates, business investment, assets reorganization, private placement, capital operation, financial consultant, management advisory services and etc.

6.	Equity structure

Jilin Food Group Assets Operation and Management Co., Ltd pays RMB 2 million, which accounts for 40% of ownership;
Jilin Province Federations of Industry and Commerce Beverage Chamber pays RMB 1.5 million, which accounts for 30% of ownership;
Jilin Province Lanya Blueberry Food Co., Ltd pays RMB 1 million, which accounts for 20% of ownership;
Jilin Huamei Beverage Co., Ltd. pays RMB 0.5 million, which accounts for 10% of ownership.
The Company’s shareholders are those who have been registered in the Company’s shareholder registry.

7.	Total capital of the Company is RMB 5 million.

8.	Preparatory Committee

Pursuant to the shareholders’ suggestion, a Preparatory Committee will be set up to prepare all the activities during the period for establishing the Company. The Chairman of the Preparatory Committee is Bo Zhang.

9.	Responsibility of the Preparatory Committee

(1)	The Committee shall be responsible of preparing draft documents and contacting shareholders to sign the documents.
(2)	To submit applications to government authorities regarding establishing the company.
(3)	To guarantee the safety of the capital.
(4)	To organize and hold the establishment meeting and the first shareholders meeting within 30 days after receipt of the total capital.
(5)
To be in charge of contacting shareholders to gather their opinions about the structure and candidates for board of directors and management; and to be in charge of proposing to the shareholders meeting in order to elect the Company’s managing personnel in a fair and rational manner.

10.	The Preparatory Committee is established upon signing of this Agreement and dissolved after election of the directors at the first shareholders meeting.

11.	Each shareholder shall remit the capital to the account appointed by the Preparatory Committee. The payment time shall be the time of the wire.

12.	For issues not stipulated in this Agreement, all the shareholders shall discuss to reach a decision (or to be decided by _______ at its discretion).

13.
This Agreement shall become effective upon execution. The capital shall be remitted within one week upon the execution to the appointed account. (Jilin Bank Changchun Kangping Street Branch, A/C No.010101201090223333). Any shareholder who breaches this Agreement shall be liable to pay compensation to other shareholders.

14.
This Agreement is made in five counterparts, signed on September 25, 2011 at [address]. Each shareholder retains one copy, and all the copies are equally authentic. This Agreement is effective upon execution.

Jilin Food Group Assets Operation and Management Co., Ltd  (Seal)     (Signature):

Jilin Province Federations of Industry and Commerce Beverage Chamber (Seal)         (Signature):

Province Lanya Blueberry Food Co., Ltd  (Seal)           (Signature):

Jilin Huamei Beverage Co., Ltd. (Seal):     (Signature):

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